SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.        )

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Filed by a Party other than the Registrant ☐

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☒    Preliminary Proxy Statement                ☐    Confidential, For Use of the Commission Only
                                                                               (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Lionbridge Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIONBRIDGE TECHNOLOGIES, INC.
950 Winter Street
Waltham, Massachusetts 02451
(781) 434-6000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2002

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that a Special Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 a.m., local time, on July 29, 2002, at the Company’s corporate headquarters at 950 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. To amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s issued and outstanding common stock at a ratio to be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of common stock on the business day preceding the Special Meeting of Stockholders results in a product between $5.00 and $6.50 per share, inclusive, but which ratio shall not exceed one-for-three whereby one (1) share of common stock will be issued in exchange for not more than three (3) shares of common stock currently issued and outstanding (any fractional shares of common stock which result from this share exchange will not be issued, but will be rounded up and exchanged for one (1) whole share of common stock); provided, that at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board of Directors of the Company may abandon such proposed amendment without further action by stockholders if the Board of Directors, in its sole discretion, determines that it is in the best interests of the Company or the stockholders to do so.

2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on May 31, 2002 as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Special Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. Any stockholder attending the Special Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 950 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Special Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the amendment to the Company’s Second Amended and Restated Certificate of Incorporation and the other matters set forth in this Notice of Special Meeting of Stockholders.

By Order of the Board of Directors,

MARGARET A. SHUKUR
Secretary

Waltham, Massachusetts

June    , 2002

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROXY STATEMENT
June    , 2002

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Special Meeting of Stockholders to be held on Monday, July 29, 2002 (the “Special Meeting”) at 10:00 a.m., local time, at the Company’s corporate headquarters at 950 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Special Meeting is to approve a proposed amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”).

The Lionbridge Board of Directors has approved the proposed amendment to the Charter and recommends a vote FOR the approval of the amendment to the Charter.

This Proxy Statement and form of proxy will be mailed to stockholders on or about June    , 2002.

Only stockholders of record at the close of business on May 31, 2002 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. As of the Record Date, an aggregate of 31,647,844 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (3) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary, at or before the taking of the vote at the Special Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business at the Special Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

To approve the amendment to the Charter and on all other matters being submitted to stockholders, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Special Meeting will be voted. ALL SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING.

The Board of Directors knows of no other matter to be presented at the Special Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of May 10, 2002 for (i) each director of Lionbridge, (ii) the Chief Executive Officer of Lionbridge and each of Lionbridge’s other executive officers and (iii) all of the directors and executive officers of Lionbridge as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Common Stock Outstanding (3)
Rory J. Cowan(4)	3,009,083	9.4%
Douglas A. Kingsley(5)	4,364,004	13.8%
c/o Advent International Corporation 75 State Street Boston, Massachusetts 02109
Guy L. de Chazal(6)	3,168,755	10.0%
c/o Morgan Stanley Dean Witter Venture Capital 1221 Avenue of the Americas, 33rd Floor New York, New York 10020
Paul Kavanagh(7)	80,000	*
“Arcachon” Strathmore Road Killiney, Co. Dublin, Ireland
Claude P. Sheer(8)	11,499	*
240 Main Street Boxford, MA 01921
Roger O. Jeanty(9)	1,561,610	4.9%
Myriam Martin-Kail(10)	448,386	1.4%
Stephen J. Lifshatz(11)	352,131	1.1%
All executive officers and directors as a group (8 persons)(12)	12,995,468	40.0%

*	Less than 1% of the outstanding shares of Common Stock.

(1)
The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)
Based on 31,642,969 shares of Common Stock outstanding as of May 10, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after May 10, 2002 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)
Includes 212,499 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of May 10, 2002. Also includes 100,000 shares of Common Stock subject to restrictions on disposition that lapse on January 2, 2003, with respect to 50% of the shares, and on January 3, 2004, with respect to the remaining 50% of the shares. Mr. Cowan is the Chairman, Chief Executive Officer and President of Lionbridge.

(5)
Includes 357,849 shares held by Advent Euro-Italian Direct Investment Program Limited Partnership; 96,191 shares held by Advent Partners Limited Partnership; 2,613,975 shares held by Global Private Equity II Limited Partnership; 549,683 shares held by Global Private Equity II-Europe Limited Partnership; and 746,306 shares held by Global Private Equity II-PGGM Limited Partnership. Mr. Kingsley is a partner of Advent International Corporation, which is the general partner of Advent International Limited Partnership, the general partner of the Advent-sponsored limited partnerships. Mr. Kingsley may be deemed to beneficially own the shares held by the Advent-sponsored limited partnerships. Mr. Kingsley disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest therein. Mr. Kingsley is a director of Lionbridge.

(6)
Includes 2,744,105 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P.; 375,235 shares held by Morgan Stanley Venture Investors Annex, L.P.; and 49,415 shares held directly by. Mr. de Chazal. Mr. de Chazal is an individual managing member of Morgan Stanley Venture Capital II, Inc., which is the general partner of each of the Morgan Stanley-sponsored limited partnerships described above. Mr. de Chazal may be deemed to beneficially own the shares held by the Morgan Stanley-sponsored limited partnerships. Mr. de Chazal disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest therein. Mr. de Chazal is a director of Lionbridge.

(7)	Includes 13,333 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of May 10, 2002. Mr. Kavanagh is a director of Lionbridge.

(8)	Represents 11,499 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of May 10, 2002. Mr. Sheer is a director of Lionbridge.

(9)
Includes 118,549 shares deemed to be beneficially owned by Mr. Jeanty pursuant to options exercisable within 60 days of May 10, 2002 and 384,420 shares held by Tracy A. Jeanty, Mr. Jeanty’s wife. Mr. Jeanty disclaims beneficial ownership of all the shares held by Mrs. Jeanty. Mr. Jeanty is a director of Lionbridge.

(10)
Includes 322,914 shares deemed to be beneficially owned by Ms. Martin-Kail pursuant to options exercisable within 60 days of May 10, 2002. Also includes 44,500 shares of Common Stock subject to restrictions on disposition that lapse on January 2, 2003, with respect to 50% of the shares, and on January 3, 2004, with respect to the remaining 50% of the shares. Ms. Martin-Kail is a Senior Vice President of Lionbridge.

(11)
Includes 147,387 shares deemed to be beneficially owned by Mr. Lifshatz pursuant to options exercisable within 60 days of May 10, 2002. Also includes 30,000 shares of Common Stock subject to restrictions on disposition that lapse on January 2, 2003, with respect to 50% of the shares, and on January 3, 2004, with respect to the remaining 50% of the shares. Mr. Lifshatz is a Senior Vice President, Chief Financial Officer and Treasurer of Lionbridge.

(12)
Includes 826,181 shares of Common Stock which the directors and executive officers as a group have the right to acquire pursuant to options exercisable within 60 days of May 10, 2002. Includes 4,364,004 shares held by the Advent-sponsored limited partnerships that Mr. Kingsley may be deemed to beneficially own and 3,119,340 shares held by the Morgan Stanley-sponsored limited partnerships that Mr. De Chazal may be deemed to beneficially own. Mr. Kingsley and Mr. de Chazal disclaim beneficial ownership of all these shares, except to the extent of his pecuniary interest therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of May 10, 2002 as to the groups, who, to the knowledge of management, beneficially owned more than 5% of the shares of Lionbridge Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Common Stock Outstanding (3)
Advent-sponsored limited partnerships(4)	4,364,004	13.8%
75 State Street Boston, MA 02109
Cornerstone Equity Investors IV, L.P.	2,399,853	7.6%
717 Fifth Avenue, Suite 1100 New York, New York 10022
Morgan Stanley-sponsored limited partnerships(5)	3,424,568	10.8%
1221 Avenue of the Americas, 33rd Floor New York, New York 10020
Robert C. Ammerman, Fred C. Danforth,	2,177,712	6.7%
Stephen M. Jenks, Alexander S. McGrath(6) c/o Capital Resource Partners 85 Merrimack Street, Suite 200 Boston, MA 02114

* Less than 1% of the outstanding shares of Common Stock.

(1)
The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)
Based on 31,642,969 shares of Common Stock outstanding as of May 10, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)
Includes 357,849 shares held by Advent Euro-Italian Direct Investment Program Limited Partnership; 96,191 shares held by Advent Partners Limited Partnership; 2,613,975 shares held by Global Private Equity II Limited Partnership; 549,683 shares held by Global Private Equity II-Europe Limited Partnership; and 746,306 shares held by Global Private Equity II-PGGM Limited Partnership. The general partner of the Advent-sponsored limited partnerships is Advent International Limited Partnership. Advent International Corporation is the general partner of Advent International Limited Partnership and exercises sole voting and investment power with respect to all shares held of record by the Advent-sponsored limited partnerships; individually, no stockholder, director or officer of Advent International Corporation is deemed to have or share this voting or investment power.

(5)
Includes 2,744,105 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P. and 375,235 shares held by Morgan Stanley Venture Investors Annex, L.P. The general partner of each of the Morgan Stanley-sponsored limited partnerships is Morgan Stanley Venture Partners II, L.P. Morgan Stanley Venture Capital II, Inc. is the managing general partner of Morgan Stanley Venture Partners II, L.P. and exercises sole voting and investment power with respect to all shares held of record by the Morgan Stanley-sponsored limited partnerships. Morgan Stanley Venture Capital II, Inc. is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. In addition, Morgan Stanley Venture Capital II, Inc., holds 305,228 shares directly.

(6)
Capital Resource Lenders III, L.P. (“CRL III”) is the record holder of 1,274,202 shares (the “CRL Shares”). As the general partner of CRL III, Capital Resource Partners III, L.L.C. (“CRP III”) may be deemed to beneficially own the CRL Shares. As a member of CRP III, each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to own beneficially the CRL Shares. CRP Investment Partners III, L.L.C. (“CRP IP III”) is the record owner of 3,510 shares (the “CRP IP III Shares”). As a manager of CRP IP III, each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to beneficially own the CRP IP III Shares. CRP Investment Partners IV, LLC is the record owner of warrants to purchase 15,750 shares (the “CRP IP IV Shares”). As a manager of CRP Investment Partners IV, LLC, each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to beneficially own the CRP IP IV Shares. Capital Resource Partners IV, L.P. is the record owner of warrants to purchase 884,250 shares (the “CRP Shares”). As the general partner of Capital Resource Partners IV, L.P., CRP Partners IV, L.L.C. may be deemed to own beneficially the CRP Shares. As a manager of CRP Partners IV, L.L.C., each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to own beneficially the CRP Shares. Information obtained primarily from Amendment No. 1 to Schedule 13G filed by CRL III, CRP III, CRP IP III, and Messrs. Ammerman, Danforth, Jenks and McGrath with the Securities and Exchange Commission on or about February 12, 2002.

PROPOSAL 1

APPROVAL OF REVERSE STOCK SPLIT

On April 25, 2002, the Board of Directors of the Company approved and recommended to the stockholders that they amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio to be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of the Common Stock on the business day preceding the Special Meeting results in a product between $5.00 and $6.50 per share, inclusive, but which ratio shall not exceed one-for-three (the “Reverse Stock Split”). The exact ratio of this Reverse Stock Split, and the decision of when, if ever, to implement the Reverse Stock Split shall be determined by the Company’s Board of Directors in its sole discretion. No other changes to the Company’s Second Amended and Restated Certificate of Incorporation are presently under consideration. A copy of the Company’s proposed Certificate of Amendment to Second Amended and Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

If the stockholders approve the Reverse Stock Split, management intends to effect the Reverse Stock Split as soon as practicable subsequent to receiving the requisite stockholder approval and will notify stockholders of the effectiveness of the Reverse Stock Split by a press release. Notwithstanding the foregoing, the Board of Directors of the Company reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon the Reverse Stock Split, if, at any time prior to filing the Certificate of Amendment to Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Reasons for the Reverse Stock Split

The primary reason for the Reverse Stock Split is to combine the outstanding shares of Common Stock of the Company in order to increase the price per share of the Common Stock and regain compliance with the minimum bid price requirement for continued listing on The Nasdaq National Market. On March 18, 2002, the Company received a letter from The Nasdaq Stock Market notifying the Company that its Common Stock failed to maintain a minimum bid price of $3.00 for thirty consecutive trading days as required by the continued listing maintenance standards established by The Nasdaq Stock Market and provided the Company a grace period of 90 calendar days, or until June 17, 2002, to regain compliance with the minimum bid price requirement. The Company expects to receive a letter from The Nasdaq Stock Market on or after June 17, 2002, notifying it that the grace period has expired and that the Company has failed to regain compliance with the minimum bid price requirement, which will result in the delisting of the Company’s Common Stock from the Nasdaq Stock Market. The Company intends to immediately appeal any such notice of delisting, and the Company’s stock will remain listed during the appeal process. In order for the Company to comply with the minimum bid price requirement, the bid price of the Company’s Common Stock must close at $3.00 per share or more for ten consecutive trading days. As of June 12, 2002, the closing bid price of the Company’s Common Stock was $1.94, and during the period from March 18, 2002 to June 12, 2002 it ranged from $1.60 to $2.49.

The Nasdaq Stock Market currently has two listing maintenance standards for continued inclusion on The Nasdaq National Market. The Company has been relying on the second maintenance standard, which, in addition to the requirement that the Company’s Common Stock have a minimum bid price of at least $3.00 per share, requires, among other things, that the Company maintain either $50,000,000 in market capitalization or

$50,000,000 in both assets and total revenue, and that the Company’s Common Stock: (i) have at least 1,100,000 shares held by persons other than officers, directors and beneficial owners of more than 10% of the Company’s Common Stock (the “Public Float”), (ii) have an aggregate market value of Public Float of at least $15,000,000, (iii) have at least four market makers, and (iv) be held by at least 400 holders who hold at least 100 shares (the foregoing requirements are collectively referred to as “Maintenance Standard 2”). The Company satisfies all of the requirements of Maintenance Standard 2, except for maintaining the $3.00 per share minimum bid price.

When the Company’s Common Stock failed to maintain a minimum bid price of $3.00 per share for thirty consecutive trading days and thus failed to meet the requirements of Maintenance Standard 2, The Nasdaq Stock Market evaluated the Company based on the first maintenance standard, which requires a minimum bid price of only $1.00 per share. However, in addition to the $1.00 per share minimum bid price requirement, compliance with the first maintenance standard also requires, among other things, that the Company maintain either $10,000,000 in stockholders’ equity or net tangible assets of at least $4,000,000, and that its Common Stock: (i) have a Public Float of at least 750,000 shares, (ii) have an aggregate market value of Public Float of at least $5,000,000, (iii) have at least two market makers, and (iv) be held by at least 400 holders who hold at least 100 shares (the foregoing requirements are collectively referred to as “Maintenance Standard 1”). The Company does not currently comply with the stockholders’ equity or alternative net tangible assets requirement and therefore does not meet the requirements of Maintenance Standard 1.

The Company believes that, if the Reverse Stock Split is implemented, it is likely that the closing bid price of the Company’s Common Stock will increase above $3.00 and the Company would be in compliance with the minimum bid price requirement of Maintenance Standard 2. In determining the exact ratio of the Reverse Stock Split (which will not exceed one-for-three), the Company’s Board of Directors, among other things, will consider the minimum bid price requirement, and the bid price of the Company’s Common Stock at the time the Reverse Stock Split is to be effected. The Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock, presumably increasing the per share market price of the Common Stock; however, the price per share of the Common Stock is also based on the Company’s financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of the Common Stock after the Reverse Stock Split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares or will increase at all or that any increase can be sustained for a prolonged period of time. Further, even if the closing bid price of the Company’s Common Stock increases to above $3.00 for ten (10) consecutive trading days, there can be no assurance that the Company will be able to maintain compliance with all of the requirements of Maintenance Standard 2. If the Company fails to maintain compliance with one or more requirements of Maintenance Standard 2 and is unable to meet the requirements of Maintenance Standard 1, the Company’s Common Stock would be subject to delisting from The Nasdaq National Market, but may qualify for inclusion on The Nasdaq SmallCap Market.

The Company also believes that the Reverse Stock Split could increase the acceptance of the Company’s Common Stock by the financial community and the investing public. Assuming the price per share of the Company’s Common Stock increases following the effectiveness of the Reverse Stock Split, the Company believes that the perception of the Company’s Common Stock as an investment will improve and that the Company’s Common Stock will appeal to a broader market. Due to the extreme volatility of low-priced stocks, management believes that low-priced stocks may be negatively perceived by the investment community. For example, some brokers may be reluctant to, or may not, recommend the purchase of low-priced stocks to their clients, and certain institutional investors may be prohibited from purchasing such stocks or choose not to purchase such stocks. As a result of this limited demand, the price per share of the Company’s Common Stock may be adversely affected. Management believes that additional interest in the Company’s Common Stock by the investment community is desirable and could result in additional demand for the Company’s Common Stock, potentially increasing the bid price of the Common Stock, and could encourage a more stable trading market for the Company’s Common Stock; however, there can be no assurance that additional demand will develop or that the trading market for the Company’s Common Stock will become more stable.

Although the Company believes that the Reverse Stock Split will have no detrimental effect on the total value of the Company’s Common Stock, there can be no assurance that the total value of the Company’s Common Stock after the Reverse Stock Split will be the same as before.

By decreasing the number of outstanding shares of Common Stock, the Reverse Stock Split will increase the number of shares of the Company’s Common Stock available for future issuance. The Company’s Second Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of May 31, 2002, the Company had 31,647,844 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. If approved by the stockholders, the Reverse Stock Split will increase the number of shares of Common Stock available for future issuance by no greater than approximately 21,095,313 shares.

Although the increased number of authorized but unissued shares of Common Stock could be used for a variety of purposes including for transacting acquisitions or business combinations, management does not currently contemplate issuing shares of Common Stock for such purposes. In addition, the increased number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Second Amended and Restated Certificate of Incorporation or Amended and Restated By-laws.

Certain Other Effects of the Reverse Stock Split

As of May 31, 2002, there were 31,647,844 shares of Common Stock issued and outstanding. Consummation of the Reverse Stock Split would decrease the number of outstanding shares of Common Stock to no less than approximately 10,549,282 shares. There will be no change in the number of the Company’s authorized shares of Common Stock and no change in the par value of the Common Stock.

Subject to the provisions for elimination of fractional shares as described below, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of Common Stock or the contingent equity position of holders of stock options to purchase shares of the Company’s Common Stock.

In addition, the shares of Common Stock available for issuance under the Company’s stock option plans and employee stock purchase plan will be reduced to reflect the Reverse Stock Split, and the other relevant terms and provisions of the Company’s stock option plans and employee stock purchase plan will be appropriately adjusted. The number of shares of Common Stock issuable upon exercise of outstanding stock options issued under the Company’s stock option plans and employee stock purchase plan and certain outstanding warrants will be reduced to give effect to the Reverse Stock Split and the exercise prices for such stock options and warrants will be increased to give effect to the Reverse Stock Split.

No Dissenter’s Rights

Under Delaware law, stockholders are not entitled to dissenter’s rights with respect to the amendment of the Company’s Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split.

Manner of Effecting the Reverse Stock Split

The ratio of the Reverse Stock Split shall be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of the Common Stock on the business day preceding the Special Meeting results in a product between $5.00 and $6.50 per share, inclusive, but which shall not exceed a ratio of one-for-three. The Reverse Stock Split will be effected by the filing of the Certificate of Amendment to Second Amended and Restated Certificate of Incorporation in substantially the form attached as Appendix A to this Proxy Statement (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective as of the close of business on the date of filing unless the Company specifies otherwise or the stockholders vote against the Reverse Stock Split (the “Effective Date”). The Board of Directors currently intends to file the Certificate of Amendment as soon as practicable after the stockholders approve its adoption, but reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split and the filing of the Certificate of Amendment if the Board, in its sole discretion, determines that it is not in the Company’s best interests or the best interests of the Company’s stockholders to do so.

On the Effective Date, a maximum of three (3) shares of issued and outstanding Common Stock will automatically be combined and changed into one (1) share of “new” Common Stock and each stock certificate representing shares of Common Stock before such date would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. No additional action on the part of the Company or any stockholder will be required in order to effect the Reverse Stock Split. Stockholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Stock Split for new certificates representing the shares of “new” Common Stock issued as a result of the Reverse Stock Split. Stockholders will be furnished the necessary materials and instructions to effect such exchange by the Company’s transfer agent promptly following the Effective Date. Certificates representing shares of Common Stock held prior to the Reverse Stock Split subsequently presented for transfer will not be transferred on the books and records of the Company until the certificates representing such shares have been exchanged for certificates representing the shares of “new” Common Stock. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

In the event any certificate representing shares of Common Stock held prior to the Reverse Stock Split is not presented for exchange upon request by the Company, dividends, if any, that may be declared after the Effective Date with respect to the shares of Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to the public official pursuant to relevant abandoned property laws, will be paid to the holder thereof or his designee, without interest.

No fractional shares of “new” Common Stock will be issued to any stockholder. Any fractional shares of Common Stock which would result from the Reverse Stock Split will not be issued, but will be rounded up and exchanged for one (1) whole share of the “new” Common Stock. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of “new” Common Stock will, upon surrender of their certificates representing shares of Common Stock held prior to the Reverse Stock Split, receive one (1) share of “new” Common Stock in lieu of such fractional share.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion of United States federal income tax consequences of the Reverse Stock Split is based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date of this

Proxy Statement, current regulations, judicial authority and current administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the Reverse Stock Split. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

The combination and exchange of the shares of Common Stock held prior to the Reverse Stock Split into shares of “new” Common Stock is intended to be a tax-free transaction. The “new” Common Stock received by a stockholder generally will have (i) a holding period that includes the period during which the Common Stock surrendered in exchange therefor was held and (ii) a tax basis equal to the tax basis of the Common Stock surrendered in exchange therefor. THIS DISCUSSION SHOULD NOT BE CONSIDERED TAX ADVICE.

The affirmative vote of a majority of the shares of the Company’s issued and outstanding Common Stock is required to approve Proposal 1. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2003 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by December 12, 2002. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIONBRIDGE TECHNOLOGIES, INC.

Lionbridge Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”), does hereby certify pursuant to Section 242 of the Delaware Corporation Law:

FIRST:    That, at a meeting of the Board of Directors held on April 25, 2002, the Board of Directors of Lionbridge Technologies, Inc. (the “Company”), in accordance with the provisions of Sections 141 and 242 of the Delaware Corporation Law, duly and validly adopted the following resolution:

RESOLVED:
That a proposed amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the “Amendment”), effecting a change in Article FOURTH thereof so that said Article FOURTH shall be amended as set forth in Exhibit A hereto, is hereby recommended to the stockholders for approval as being advisable and in the best interests of the Company.

SECOND:    That the aforesaid Amendment was duly adopted by the stockholders of the Corporation at a Special Meeting of Stockholders held on July 29, 2002, in accordance with the provisions of Section 211 and 242 of the Delaware Corporation Law.

IN WITNESS WHEREOF, said Lionbridge Technologies, Inc., has caused this Certificate of Amendment to be executed by                         , its                        , and attested to by                             , its                , on this     day of                 , 2002.

LIONBRIDGE TECHNOLOGIES, INC.

By:
Name: Title:

ATTEST:

By:
Name: Title:

A-1

Exhibit A

The first paragraph of Article FOURTH shall be deleted in its entirety and replaced with the following two paragraphs:

“FOURTH.    Effective upon the filing of a Certificate of Amendment to Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”), each three (3) shares of Common Stock, $.01 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.01 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be rounded up and exchanged for one (1) whole share of New Common Stock). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock with a par value of One Cent ($.01) per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock with a par value of One Cent ($.01) per share (the “Preferred Stock”).”

A-2

PROXY

[FRONT SIDE OF PROXY CARD]

Lionbridge Technologies, Inc.
950 Winter Street
Waltham, Massachusetts 02451

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JULY 29, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Stephen J. Lifshatz and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at a Special Meeting of Stockholders of Lionbridge to be held on Monday, July 29, 2002, at 10:00 a.m. (local time) at 950 Winter Street, Suite 2410, Waltham, Massachusetts, 02451 (the “Special Meeting”).

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournment thereof.

[Continued and to be dated and signed on reverse side]

SEE REVERSE SIDE                                                                                                   SEE REVERSE SIDE

[REVERSE SIDE OF PROXY CARD]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.
To amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s issued and outstanding common stock at a ratio to be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of common stock on the business day preceding the Special Meeting of Stockholders results in a product between $5.00 and $6.50 per share, inclusive, but which ratio shall not exceed one-for-three whereby one (1) share of common stock will be issued in exchange for not more than three (3) shares of common stock currently issued and outstanding (any fractional shares of common stock which result from this share exchange will not be issued, but will be rounded up and exchanged for one (1) whole share of common stock); provided, that at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board of Directors of the Company may abandon such proposed amendment without further action by stockholders if the Board of Directors, in its sole discretion, determines that it is in the best interests of the Company or the stockholders to do so.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

2.	To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

MARK HERE FOR ADDRESS CHANGE
OR COMMENT AND NOTE AT RIGHT  ☐

The Lionbridge Board of Directors recommends that you vote FOR each of the proposals.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

The signature on this proxy should correspond exactly with stockholder’s name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

Signature:                                                                                          Date:                , 2002

Signature:                                                                                          Date:                , 2002